Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of National Fuel Gas Company to be filed on or about May 1, 2025, of information from our audit report with respect to the oil and gas reserves of Seneca Resources Company, LLC dated October 28, 2024.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chairman and Chief Executive Officer

Houston, Texas

May 1, 2025